CCFNB BANCORP, INC. S-8

Exhibit 10.1

CCFNB BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of September 12, 2023

Approved by the Board as of September 12, 2023

ARTICLE I – PURPOSE

The CCFNB Bancorp, Inc. Employee Stock Purchase Plan is intended to provide to employees of First Columbia Bank & Trust Co. and its subsidiaries the opportunity to acquire ownership interests in CCFNB Bancorp, Inc. (the "Corporation") through a regular investment program. The Corporation believes that ownership of its Common Stock will motivate employees to improve their job performance, and enhance the financial results of the Corporation. The Plan is intended to qualify as an "employee stock purchase plan" under §423 of the Internal Revenue Code, and shall be construed so as to extend and limit participation in a manner consistent with the requirements thereof.

ARTICLE II - DEFINITIONS

2.01.       Base Pay

"Base Pay" shall mean an Employee’s basic hourly wage or salary, excluding any bonuses, overtime or other extra or incentive pay. With respect to any Employee compensated on a commission basis, the Committee shall make a good faith determination of the amount of the Employee’s "Base Pay" for the applicable calendar year taking into account prior years’ compensation, excluding bonuses, overtime or other extra or incentive pay, and changes in circumstances from year to year.

2.02.       Board

"Board" shall mean the Board of Directors of the Corporation.

2.03.       Business Day

"Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which there is no trading on the national securities exchange, The NASDAQ Stock Market, Inc. or the over-the-counter market on which the Corporation's Common Stock is traded.

2.04. Code

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

       2.05.       Committee

"Committee" shall mean the Committee appointed pursuant to Article VIII.

2.06. Common Stock

"Common Stock" shall mean the Common Stock, par value $1.25 per share, of the Corporation.

2.07.       Corporate Transaction

"Corporate Transaction" shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Corporation; (ii) a merger, consolidation or similar transaction following which the Corporation is not the surviving corporation; or (iii) a merger, consolidation or similar transaction following which the Corporation is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

2.08.       Corporation

"Corporation" shall mean CCFNB Bancorp, Inc., a Pennsylvania corporation, and its Subsidiary Corporations.

2.09.       Custodian

"Custodian" shall mean American Stock Transfer & Trust Company, or such other person as the Committee shall designate from time to time to serve as custodian under the Plan.

2.10. Employee

"Employee" shall mean any person who is customarily employed by the Corporation for more than 5 months per calendar year.

2.11. Offering

"Offering" shall mean an offering of Common Stock pursuant to §4.01

2.12.       Offering Date

"Offering Date” shall mean each January 1, April 1, July 1 and October 1 during which the Plan is in effect.

2.13.       Plan

"Plan" shall mean this Employee Stock Purchase Plan, as it may be amended from time to time in accordance with its terms.

2.14.       Plan Account

"Plan Account" shall mean an account for the benefit of a participating Employee comprised of two subaccounts. The first subaccount shall be maintained by the Corporation for the purpose of recording and crediting payroll deductions on behalf of such participating Employee, and the second subaccount shall be maintained by the Custodian for the purpose of recording and crediting the shares of Common Stock purchased pursuant to the Plan for such participating Employee.

2.15.       Purchase Date

"Purchase Date" shall mean each March 31, June 30, September 30 and December 31 immediately following an Offering Date, as applicable, during which the Plan is in effect, provided that if any such Purchase Date is not a Business Day, such Purchase Date shall be extended to the next succeeding Business Day.

2.16.       Subsidiary Corporation

"Subsidiary Corporation" shall mean any present or future corporation or banking institution designated by the Committee that is a "subsidiary corporation" of the Corporation as that term is defined in §424 of the Code.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility

Each Employee shall be eligible to participate in Offerings that commence on or after the date he or she became an Employee.

3.02.       Restrictions on Participation

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to participate in an Offering:

(a) if, immediately after the Offering Date, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation (for purposes of this paragraph, the rules of §424(d) of the Code shall apply in determining stock ownership of any Employee); or

(b) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Corporation accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such rights are outstanding.

3.03. Commencement of Participations

An eligible Employee may participate in the Plan by completing an authorization for regular payroll deductions on the form provided by the Corporation, and filing it with the Corporation. Payroll deductions for an Employee shall commence as of the first Offering Date occurring after the filing of the Employee’s authorization for payroll deductions with the Corporation. Once enrolled, an eligible Employee shall continue to participate in the Plan for each succeeding Offering until he or she terminates his or her participation in the Plan as provided in Article VII or ceases to be an eligible Employee.

ARTICLE IV GRANTING OF OPTIONS

4.01. Quarterly Offerings

The Plan shall be implemented by quarterly Offerings of Common Stock, with each Offering commencing on an Offering Date and terminating on the applicable Purchase Date.

4.02. Number of Option Shares

On each Offering Date, a participating Employee shall be deemed to have been granted an option to purchase that number of whole shares of Common Stock equal to (i) the aggregate amount of payroll deductions credited to the Employee’s Plan Account on the applicable Purchase Date, divided by (ii) the option price determined under §4.03.

4.03. Option Price

The option price of Common Stock purchased in any Offering shall be the lower of:

(i)       90% of the fair market value of Common Stock on the Offering Date, or

(ii)       90% of the fair market value of Common Stock on the Purchase Date.

Fair market value as of any date shall mean:

(a)       if the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, Inc., the last reported sale price thereof on the relevant date (or if there were no trades on that date, the latest preceding date on which a sale was reported); or

(b)       if the Common Stock is traded on the over-the-counter market, but not on a national securities exchange or The NASDAQ Stock Market, Inc., and if “bid” and “ask” prices for the Common Stock are regularly reported, the average of the mean between the “bid” and the “ask” prices each day over the ten (10) trading days preceding the relevant date, as reported by the applicable customary reporting service or market (including the OTC Pink Market); or

(c)       if the Common Stock is not listed on a national securities exchange or The Nasdaq Stock Market, Inc., nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine;

provided, however that no determination of fair market value with respect to an option granted hereunder shall be inconsistent with Section 423 of the Code or the regulations thereunder.

4.04.       Maximum Shares

The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Corporation as provided in §9.02, shall be 100,000 shares (as of September 12, 2023). If the total number of shares for which options are exercised on any Purchase Date, together with the aggregate number of shares as to which options were exercised on all previous Purchase Dates, exceeds the foregoing maximum number of shares, the Corporation shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the payroll deduction balance credited to the Plan Account of each Employee under §5.02 and not used to purchase Common Stock shall be returned to the Employee as promptly as possible.

4.05.       Employee’s Interest in Option Stock

The Employee shall have no interest in Common Stock covered by his or her option until such option has been exercised in accordance with Article VI.

ARTICLE V - PAYROLL DEDUCTIONS

5.01. Amount of Deduction

An Employee's authorization for payroll deduction shall authorize deductions of at least 1% of Base Pay, but in no event may aggregate payroll deductions exceed 10% of Base Pay or such other maximum percentage of Base Pay as the Committee may establish prior to the commencement of an Offering. Deductions will be taken on an after tax basis.

5.02. Employee’s Account

All payroll deductions made for an Employee shall be credited to his or her Plan Account. An Employee may not make any separate cash payment into his or her Plan Account except when on unpaid leave of absence or disability, and then only as provided in §5.04. No interest shall be paid on amounts credited to Plan Accounts.

5.03. Changes in Payroll Deductions

An Employee may discontinue his or her payroll deductions and withdraw from participation in the Plan as provided in Article VII. An Employee who desires to change his or her payroll deductions for a future Offering may do so effective as of the next Offering Date by completing a new authorization and filing it with the Corporation prior to that Offering Date. Unless otherwise provided by the Committee, Employees participating in an Offering may, on only one occasion during an Offering, increase or reduce the amount of his or her payroll deductions for such Offering and each succeeding Offering by completing a new authorization and filing it with the Corporation within ten (10) days prior to the beginning of a month during the Offering, specifically indicating that the change is to apply to the then current Offering. The change will be effective as of the beginning the month following the date of filing the new authorization and shall comply with the limits set forth in §5.01. Except as provided in this §5.03, an Employee may not make any change in payroll deductions during an Offering.

5.04. Leave of Absence and Disability

Unless the Committee determines otherwise, an Employee on a paid leave of absence shall continue to participate in the Plan and to have payroll deductions made on his or her behalf in accordance with the latest authorization on file. An Employee on an unpaid leave of absence or disability shall have the right to (i) discontinue participation in the Plan, or (ii) make a cash payment to his or her Plan Account at the end of each payroll period in the amount of the Employee's authorized payroll deductions. An Employee who, upon failing to return to work following a leave of absence, is deemed not to be an Employee, shall not be entitled to participate in any Offering commencing after such termination of employment.

ARTICLE VI - EXERCISE OF OPTIONS

6.01. Automatic Exercise

Subject to withdrawal or termination of participation as provided in Article VII, an Employee’s option with respect to each Offering shall be exercised automatically on the Purchase Date applicable to such Offering for the number of whole shares of Common Stock subject to the option as determined under §4.02. Any balance of payroll deductions credited to the Employee’s Plan Account on the Purchase Date of an Offering and not used to purchase Common Stock in that Offering shall remain credited to the Employee’s Plan Account and applied toward the purchase of shares of Common Stock on the next Purchase Date unless the Employee elects to withdraw from the Plan or the Employee’s participation in the Plan is terminated as provided in Article VII.

6.02. Crediting and Issuance of Shares; Dividend Reinvestment

After each Purchase Date, an Employee shall be treated as the beneficial owner of the shares of Common Stock purchased for such Employee pursuant to the Plan on such Purchase Date and, as soon as practicable thereafter, such shares shall be credited to the Plan Account maintained for the benefit of the Employee by the Custodian. An Employee shall have all ownership rights with respect to the number of shares of Common Stock credited to his or her Plan Account, including the right to vote such shares and to receive dividends or other distributions thereon, if any. All such shares shall be deemed to be enrolled in, and any dividends that may be declared on such shares will be reinvested for the Employee by the Custodian in additional shares of Common Stock in accordance with the terms of the Company’s Dividend Reinvestment and Stock Purchase Plan. All such shares purchased through the reinvestment of dividends will be credited to the Employee’s Plan Account. Share certificates will not be sent to an Employee unless the Employee elects to withdraw the shares pursuant to §7.05.

6.03. Restrictions on Transfer

Shares of Common Stock purchased pursuant to the Plan shall not be resold or otherwise transferred by the Employee within one year of purchase, except in case of death or disability of the Employee or as otherwise permitted by the Committee. There shall be no other limitation on resale of shares purchased under this Plan, except as provided under applicable federal or state laws, rules or regulations. However, notwithstanding anything to the contrary contained in this Plan, shares shall be distributed from the Plan Account only if the shares are registered under such federal and state securities laws as the Corporation may deem necessary, or if exemptions from such registration are deemed to be available; but in no event shall distributions be made during any period of time in which the Corporation deems that the same may violate a federal, state or securities exchange rule, regulation or law. Further, in the absence of registration under federal and state securities laws as referenced above, the Employee may be required by the Corporation to execute such acknowledgments and agreements as may be deemed necessary or appropriate by the Corporation to secure compliance with exemptions from registration under federal or state securities laws, which compliance may involve regulation of the manner in which the shares may be sold or transferred by the Employee, and may prohibit the sale of shares for a period of time. Certificates for shares issued under this Plan may bear an appropriate legend making reference to any applicable resale, transfer and other restrictions.

6.04. Withholding

The Corporation shall have the right to withhold from an Employee's compensation amounts sufficient to satisfy all federal, state and local tax withholding requirements, and shall have the right to require the Employee to remit to the Corporation such additional amounts as may be necessary to satisfy such requirements.

6.05.       Account Statement

As soon as practicable after each Purchase Date, the Company shall, or shall cause the Custodian to, deliver a statement to the Employee regarding such Employee’s Plan Account, which may include, among other things and to the extent necessary and appropriate: (i) the name and address of the Company and the Employee; (ii) the balance of the payroll deductions credited to the Employee’s Plan Account; (iii) the option price and Fair Market Value of the Common Stock purchased for the Offering corresponding to such Purchase Date; (iv) the

Purchase Date; (v) the number of shares of Common Stock purchased on behalf of the Employee on such Purchase Date; and (vi) the aggregate number of shares of Common Stock credited to the Employee’s Plan Account.

ARTICLE VII – WITHDRAWAL

7.01.       In General

An Employee may withdraw the full amount of payroll deductions credited to his or her Plan Account at any time prior to a Purchase Date by giving written notice to the Corporation, which amount shall be paid to the Employee promptly after receipt of his or her notice of withdrawal, and no further payroll deductions shall be made during such Offering or, subject to §7.02, any subsequent Offering.

7.02.       Effect on Subsequent Participation

An Employee's withdrawal from any Offering shall not have any effect upon his eligibility to participate in any succeeding Offering by filing with the Corporation a new authorization for payroll deduction.

7.03.       Termination of Employment

Upon termination of an Employee's employment for any reason, including retirement (but excluding death or disability while in the employ of the Corporation), the full amount of payroll deductions credited to his or her Plan Account shall be returned to the Employee.

7.04.       Termination of Employment Due to Death or Disability

Upon termination of an Employee's employment because of the Employee’s death or disability, the Employee, his or her executor or administrator, as the case may be, shall have the right to elect, by written notice given to the Corporation prior to the Purchase Date of the then current Offering, either:

(i) to withdraw the full amount of payroll deductions credited to the Employee's Plan Account, or

(ii) to exercise the Employee’s option on the Purchase Date next following the date of the Employee's death or termination of employment by reason of disability for the number of whole shares of Common Stock which the balance of the Employee's payroll deductions credited to the Employee’s Plan Account will purchase at the applicable option price, but not more than the number of shares subject to the Employee's option determined under §4.02, with any balance of payroll deductions credited to such Plan Account not used to purchase Common Stock returned to the Employee, executor or administrator.

In the event that no such timely written notice of election shall be received by the Corporation, the

Employee, executor or administrator shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Employee's option.

7.05.       Shares Held in Plan Account

Unless an Employee or his or her executor or administrator, as the case may be, requests that shares of Common Stock credited to his or her Plan Account be issued to the Employee or other appropriate designated person in certificate form, upon the Employee’s withdrawal from the Plan pursuant to §7.01 or a termination of employment under §7.03 or §7.04, all of the shares of Common Stock credited to the Employee’s Plan Account will continue to be enrolled in the Corporation’s Dividend Reinvestment and Stock Purchase Plan, and dividends thereon will continue to be reinvested pursuant thereto, until such time as the Employee, executor or administrator takes action to terminate his or her participation thereunder in accordance with the terms thereof.

ARTICLE VIII – ADMINISTRATION

8.01.       Appointment of Committee

The Board shall appoint the Committee to administer the Plan, which shall consist of no fewer than two members of the Board. No members of the Committee shall be eligible to purchase stock under the Plan. If at any time no Committee is in existence, the Board shall have the authority and responsibility to carry out the duties of the Committee under the Plan.

8.02.       Authority of Committee

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on such matters shall be conclusive. The Committee may delegate ministerial duties in connection with the Plan to one or more officers of the Corporation.

8.03. Rules Governing the Committee

The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

8.04       No Liability

No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

ARTICLE IX – MISCELLANEOUS

9.01.       Transferability

Neither payroll deductions credited to an Employee's Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock or to a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by the laws of descent and distribution, nor shall such deductions or rights be subject to execution, attachment or similar process. Any such attempted voluntary or involuntary disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with §7.01. During an Employee's lifetime, options granted to the Employee shall be exercisable only by the Employee.

9.02.       Adjustment upon Changes in Capitalization

If, while any options under the Plan are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Corporation through reorganization, recapitalization, reclassification, merger, consolidation, spin-off, stock dividend (whether in shares of the Corporation’s Common Stock or of another class of the Corporation’s stock), stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the exercise price applicable to such outstanding options. In addition, in any such event, the maximum number and/or kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

9.03       Corporate Transaction

Except as otherwise provided by Section 9.04, in the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume options outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such options or does not substitute similar rights for options outstanding under the Plan, then the balance of accumulated payroll deductions credited to each Employee’s Plan Account shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the then current Offering, and each Employee’s unexercised options under such Offering shall terminate immediately after such purchase. The Company shall inform all participating Employees of such new Purchase

Date at least ten (10) days prior thereto.

9.04.       Amendment and Termination

The Board reserves the right to make any amendment to this Plan which it deems to be required or appropriate to qualify the Plan as an “employee stock purchase plan” under the Code and the regulations thereunder. The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the Board shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to §9.02); or (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan; or (iii) to permit the members of the Committee to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under the option as to payroll deductions previously credited to the Employee's Plan Account. The Plan shall not be amended more than once every 6 months, other than to comport with changes in the Code or the regulations thereunder. The Plan does not have a specified termination date. The Board reserves the right to terminate the Plan at any time without notice, provided that no such termination may affect a Participant’s right to purchase shares with payroll deductions credited to his or her Plan Account through the effective date of termination of the Plan. In the event of the termination of the Plan after an Offering Date but prior to the subsequent Purchase Date, the effective date of termination of the Plan shall constitute the Purchase Date for the terminated Offering. The Board, in its discretion, may temporarily suspend any Offering prior to the Offering Date. If the Board subsequently lifts the suspension, it may do so as of the next regularly scheduled Offering Date, or it may specify a date prior thereto as the beginning of a new Offering (in which case, the specified date shall be an Offering Date).

9.05. No Employment Rights

The Plan does not, directly or indirectly, create in any Employee or class of employees any right with respect to continuation of employment by the Corporation, and it shall not be deemed to interfere in any way with the Corporation's right to terminate, or otherwise modify, an Employee's employment at any time.

9.06. Governing Law

The laws of the Commonwealth of Pennsylvania shall govern all matters relating to this Plan except to the extent superseded by federal laws.

9.07.       Use Of Funds

All payroll deductions received or held by the Corporation under this Plan may be used by the Corporation for any corporate purpose and the Corporation shall not be obligated to segregate such payroll deductions.

9.08.       Plan Provisions Binding

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

9.09.       Legal and Other Requirements

The obligations of the Corporation to offer, sell, issue, deliver or transfer Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Corporation. The Corporation’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Corporation receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

9.10.       Additional Restrictions of Rule 16b-3

The terms and conditions of options granted hereunder to, and the purchase of Common Stock by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with all applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

ARTICLE X – EFFECTIVE DATE

10.01.       Effective Date

The Plan shall become effective as of September 12, 2023, subject to approval by the holders of a majority of the shares of Common Stock present and represented at a special or annual meeting of the shareholders held within 12 months after the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective, and all Plan Account balances shall be distributed promptly to the contributing Employees.

ARTICLE XI – CHANGE OF NAME

11.01.       Change of Name

Effective upon the consummation date of the merger of Muncy Bank Financial, Inc. with and into the Corporation and the subsequent merger of The Muncy Bank and Trust Company with and into First Columbia Bank and Trust Co., the name of the Plan shall be changed, without further action of the Board, to the Muncy Columbia Financial Corporation Employee Stock Purchase Plan and references herein to the Corporation shall mean Muncy Columbia Financial Corporation and references herein to First Columbia Bank & Trust Co. shall mean Journey Bank.